Exhibit 2.1
AMENDMENT NO. 2 TO ARRANGEMENT AGREEMENT
This Amendment No. 2 (this “Amendment”) to that certain Arrangement Agreement (the “Merger Agreement”), dated as of September 12, 2018, by and among Bonfire Interactive Ltd. (the “Company”), GTY Technology Holdings Inc., a Cayman Islands exempted company (“GTY”), 1176370 B.C. Unlimited Liability Company, an unlimited liability company incorporated under the Business Corporations Act (British Columbia) (“Callco”), 1176363 B.C. Ltd., a company incorporated under the Business Corporations Act (British Columbia) (“Exchangeco”), and Corry Flatt, in his capacity as the Bonfire Holders’ Representative. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.
R E C I T A L S
WHEREAS, the Company, GTY, Exchangeco, Callco and Corry Flatt are Parties to the Merger Agreement; and
WHEREAS, the Parties desire to amend the Merger Agreement as set forth below.
NOW, THEREFORE, in consideration of the execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1. Amendment of preliminary statement I. of the Merger Agreement.   Preliminary statement I. of the Merger Agreement is hereby amended and restated in its entirety to read:
“Immediately prior to the Effective Time, the Persons listed in Section 2.3(a) of the Company’s Disclosure Schedule (together with the holders of the vested Bonfire Options and the Bonfire Warrant, the “Bonfire Holders”) will own all of the issued and outstanding shares of Capital Stock of the Company, which consists of Common Shares, Class A Common Shares and Preferred Shares, issuable in series, the first series of which has been designated Series Seed I Preferred Shares, the second series of which has been designated Series Seed II Preferred Shares, the third series of which has been designated Series Seed III Preferred Shares, the fourth series of which has been designated Series Seed IV Preferred Shares, the fifth series of which has been designated Series A Preferred Shares and the sixth series of which shall be designated Series A-I Preferred Shares (collectively, the “Bonfire Shares”).
2. Amendment of Section 1.2 of the Merger Agreement.   Section 1.2 of the Merger Agreement is hereby amended and restated in its entirety to read:
“The consideration payable to each Bonfire Holder by the GTY Parties for all of the Bonfire Shares held (or deemed to be held) by it at the Effective Time shall be the Individual Arrangement Consideration, comprised as follows:
(a) at the election of such Bonfire Holder in accordance with the Plan of Arrangement, the Pro Rata Portion of the Arrangement Shares (less the Pro Rata Portion of the Escrow Shares) in the form of either (i) shares of GTY Common Stock or (ii) the Exchangeable Shares, provided that in the event that a Bonfire Holder does not at least five (5) Business Days prior to the Closing Date provide GTY with satisfactory evidence, acting reasonably, that such Bonfire Holder satisfies the Investment Requirements, such Bonfire Holder shall receive in lieu of the Arrangement Shares to which it would otherwise be entitled under this Section 1.2(a) (such Arrangement Shares, “Cash-out Shares”), a cash payment equal to the GTY Share Price multiplied by the number of Arrangement Shares otherwise issuable to such Bonfire Holder under this Section 1.2(a);
(b) the Pro Rata Portion of the Cash Consideration, less, in the case of a Bonfire Holder who is a Reorganization Participant, the Reorganization Percentage of the Reorganization Taxes;
(c) the right to receive the Bonfire Share Allocation Percentage of the Escrow Shares and the Pro Rata Portion of the Cash Escrow Amount, if any, pursuant to the Escrow Agreement, provided that in the event that a Bonfire Holder does not at least five (5) Business Days prior to the Closing Date provide GTY with satisfactory evidence, acting reasonably, that such Bonfire Holder satisfies the Investment Requirements, such Bonfire Holder shall receive in lieu of the Escrow Shares to which it would otherwise be entitled under this Section 1.2(c), a cash payment equal to the amount the Escrow Agent is able to sell such Escrow Shares for in open-market transactions (provided such Escrow Shares, if Exchangeable Shares, have been exchanged for shares of GTY Common Stock), less any brokerage fees or other transaction costs reasonably incurred in connection therewith;
(d) the right to receive the Pro Rata Portion of any amounts payable to the Bonfire Holders out of the Purchase Price Escrow Amount;
(e) the right to receive the Pro Rata Portion of an amount, if any, equal to the Earnout Payment; and
(f) the right to receive the Pro Rata Portion of any funds payable to the Bonfire Holders out of the Representative Expense Fund in accordance with Section 11.16(f).
For certainty, there is no assurance that the Bonfire Holders will be entitled to receive any of the distributions or payments contemplated in the foregoing subsections (c), (d), (e) and (f). Each Bonfire Holder shall be required to execute and deliver to the Exchange Agent a Letter of Transmittal prior to receipt of his, her or its Individual Arrangement Consideration.”
3. Amendment of Section 11.16(f) of the Merger Agreement.   Section 11.16(f) of the Merger Agreement is hereby amended and restated in its entirety to read:
“(f) At the Closing, GTY shall deposit a portion of the Cash Consideration in an amount determined in writing by the Company not exceeding US$250,000 (the “Representative Expense Fund”) into a bank account designated by the Bonfire Holder Representative. Each Bonfire Holder shall be deemed to have contributed its Pro Rata Portion of the Representative Expense Fund. The Representative Expense Fund shall serve as a fund for the fees and expenses of the Bonfire Holder Representative incurred in accordance with this Section 11.16, with any balance of the Representative Expense Fund not used for such purposes to be returned to the Bonfire Holders in accordance with their respective Pro Rata Portions. The Bonfire Holders agree that all interest or other income earned from the investment of the Representative Expense Fund in any Tax year shall be reported as allocated to the Bonfire Holders in proportion to their interests in the Representative Expense Fund.”
4. Amendment of Article 10 of the Merger Agreement.
(a) The following defined terms are hereby amended and restated in their entirety to read:
“Arrangement Shares” means newly issued shares of GTY Common Stock or Exchangeable Shares (issued in such proportions as reflects the elections or deemed elections made by Bonfire Holders pursuant to received Letters of Transmittal) each valued at the GTY Share Price, representing a value in the aggregate equal to: (i) $51,000,000, if the Available Cash Amount is less than the Target Cash Amount, and (ii) $49,000,000, if the Available Cash Amount is equal to or greater than the Target Cash Amount.
“Available Cash Amount” means the gross proceeds made available to GTY from any Alternative Financing Sources and the amount of funds in the Trust Account following the GTY Share Redemptions.
“Cash Escrow Amount” means: (i) $2,900,000, if the Available Cash Amount is less than the Target Cash Amount, and (ii) $4,900,000, if the Available Cash Amount is equal to or greater than the Target Cash Amount.
“Cash Purchase Price” means: (i) $47,000,000, if the Available Cash Amount is less than the Target Cash Amount, and (ii) $49,000,000, if the Available Cash Amount is equal to or greater than the Target Cash Amount.
“Escrow Shares” means newly issued shares of GTY Common Stock or Exchangeable Shares (issued in such proportions as reflects the elections or deemed elections made by Bonfire Holders pursuant to received Letters of Transmittal) each valued at the GTY Share Price, representing a value in the aggregate equal to: (i) $6,900,000, if the Available Cash Amount is less than the Target Cash Amount, and (ii) $4,900,000, if the Available Cash Amount is equal to or greater than the Target Cash Amount.

“Individual Arrangement Consideration” means, with respect to a Bonfire Holder (i) at the election of such Bonfire Holder in accordance with Section 3.3 of the Plan of Arrangement, the Pro Rata Portion of either (A) the shares of GTY Common Stock or (B) Exchangeable Shares, less the Pro Rata Portion of the Escrow Shares, payable in accordance with the procedures set forth in Section 5.1 of the Plan of Arrangement, plus its Cash Allocation Percentage of any funds payable to the Bonfire Holders out of the Representative Expense Fund in accordance with Section 11.16(f), provided that in the event that a Bonfire Holder does not provide GTY with satisfactory evidence, acting reasonably, that such Bonfire Holder satisfies the Investment Requirements, such Bonfire Holder shall receive in lieu of the Arrangement Shares to which it would otherwise be entitled, a cash payment equal to the GTY Share Price multiplied by the number of Arrangement Shares otherwise issuable to such Bonfire Holder, (ii) the Cash Allocation Percentage of the Cash Consideration payable in accordance with the procedures set forth in Section 5.1 of the Plan of Arrangement, less, in the case of a Bonfire Holder who is a Reorganization Participant, the Reorganization Percentage of the Reorganization Taxes, (iii) the right to receive the Pro Rata Portion of the Escrow Shares and the Cash Allocation Percentage of the Cash Escrow Amount, if any, pursuant to the Escrow Agreement, provided that in the event that a Bonfire Holder does not provide GTY with satisfactory evidence, acting reasonably, that such Bonfire Holder satisfies the Investment Requirements, such Bonfire Holder shall receive in lieu of the Escrow Shares to which it would otherwise be entitled, a cash payment equal to the amount the Escrow Agent is able to sell such Escrow Shares for in open-market transactions (provided such Escrow Shares, if Exchangeable Shares, have been exchanged for shares of GTY Common Stock), less any brokerage fees or other transaction costs reasonably incurred in connection therewith, (iv) the right to receive the Cash Allocation Percentage of any amounts payable to the Bonfire Holders out of the Purchase Price Escrow Account pursuant to Section 1.6 and Section 1.7 and the Escrow Agreement and (v) the right to receive the Pro Rata Portion of an amount, if any, equal to the Earnout Payment (which shall be calculated and payable in accordance with Exhibit B of the Plan of Arrangement).
“Necessary Cash Amount” means $270,000,000.
“Target Cash Amount” means $325,000,000.
(b) The following defined terms are hereby added in their entirety to read:
“Reorganization Participant” means a Bonfire Holder who is a resident of Canada and who has submitted a declaration of interest to the Company in writing prior to that date that is five (5) Business Days prior to the Closing Date stating (i) that such Bonfire Holder wishes to engage in the Pre-Closing Reorganization, (ii) the aggregate amount of capital gain that such Bonfire Holder wishes to realize, if any, in connection with the Transaction, and (iii) the class of Bonfire Shares in connection with which such gain, if any, is to be realized.
“Reorganization Percentage” means, with respect to each Bonfire Holder that is a Reorganization Participant, the percentage set forth opposite such Bonfire Holder’s name under the heading “Reorganization Percentage” on Exhibit M.
“Reorganization Taxes” means the incremental income tax liability incurred by the Company attributable to the Reorganization Participants’ engagement in the Pre-Closing Reorganization, and calculated as the income tax otherwise payable on business income of the Company in an amount equal to the increase in the stated capital of the Bonfire Shares as part of the Pre-Closing Reorganization, as such tax is reduced by any non-capital losses or other tax attributes of the Company available for such reduction as of immediately prior to the Effective Date.
5. Amendment of Exhibit A of the Merger Agreement.
(a) The following defined terms in Section 1.1 of Exhibit A are hereby amended and restated in their entirety to read:
(7) “Arrangement Shares” means newly issued shares of GTY Common Stock or Exchangeable Shares (issued in such proportions as reflects the elections or deemed elections made by Bonfire Holders pursuant to received Letters of Transmittal) each valued at the GTY Share Price, representing a value in the aggregate equal to: (i) $51,000,000, if the Available Cash Amount is less than the Target Cash Amount, and (ii) $49,000,000, if the Available Cash Amount is equal to or greater than the Target Cash Amount;

(10) “Bonfire Holders” means the registered holders of Bonfire Shares immediately prior to the Effective Time, provided that for the purposes of the definition of  “Individual Arrangement Consideration”, “Pro Rata Portion”, Section 3.2(2), and Section 3.3 and Article 2 and Article 5 of this Plan of Arrangement (i) holders of vested Bonfire Options will be treated as Bonfire Holders based on the number of Bonfire Shares obtained when the In-the-money-amount is divided by the Closing Value of a Bonfire Share, and (ii) the holder of the Bonfire Warrant will be treated as a Bonfire Holder based on the number of Bonfire Shares obtained when the In-the-money-amount is divided by the Closing Value of a Bonfire Share;
(13) “Bonfire Shares” means all of the issued and outstanding common shares, Class A common shares, and preferred shares in the capital of the Company, with such preferred shares having been issued as Seed Series 1 preferred shares, Seed Series 2 preferred shares, Seed Series 3 preferred shares, Seed Series 4 preferred shares, Series A preferred shares and Series A-1 preferred shares;
(19) “Cash Escrow Amount” means: (i) $2,900,000, if the Available Cash Amount is less than the Target Cash Amount, and (ii) $4,900,000, if the Available Cash Amount is equal to or greater than the Target Cash Amount;
(20) “Cash Purchase Price” means: (i) $47,000,000, if the Available Cash Amount is less than the Target Cash Amount, and (ii) $49,000,000, if the Available Cash Amount is equal to or greater than the Target Cash Amount;
(35) “Escrow Shares” means newly issued shares of GTY Common Stock or Exchangeable Shares (issued in such proportions as reflects the elections or deemed elections made by Bonfire Holders pursuant to received Letters of Transmittal) each valued at the GTY Share Price, representing a value in the aggregate equal to: (i) $6,900,000, if the Available Cash Amount is less than the Target Cash Amount, and (ii) $4,900,000, if the Available Cash Amount is equal to or greater than the Target Cash Amount;
(52) “Individual Arrangement Consideration” means, with respect to a Bonfire Holder:
(a) at the election of such Bonfire Holder in accordance with Section 3.3, the Pro Rata Portion of either (A) the shares of GTY Common Stock or (B) Exchangeable Shares, less the Pro Rata Portion of the Escrow Shares, payable in accordance with the procedures set forth in Section 5.1, provided that in the event that a Bonfire Holder does not provide GTY with satisfactory evidence, acting reasonably, that such Bonfire Holder satisfies the Investment Requirements, such Bonfire Holder shall receive in lieu of the Arrangement Shares to which it would otherwise be entitled under this subsection (a), a cash payment equal to the GTY Share Price multiplied by the number of Arrangement Shares otherwise issuable to such Bonfire Holder under this subsection (a);
(b) the Pro Rata Portion of the Cash Consideration less, in the case of a Bonfire Holder who is a Reorganization Participant, the Reorganization Percentage of the Reorganization Taxes payable in accordance with the procedures set forth in Section 5.1;
(c) the right to receive the Pro Rata Portion of the Escrow Shares and the Pro Rata Portion of the Cash Escrow Amount, if any, pursuant to the Escrow Agreement, provided that in the event that a Bonfire Holder does not provide GTY with satisfactory evidence, acting reasonably, that such Bonfire Holder satisfies the Investment Requirements, such Bonfire Holder shall receive in lieu of the Escrow Shares to which it would otherwise be entitled under this subsection (c), a cash payment equal to the amount the Escrow Agent is able to sell such Escrow Shares for in open-market transactions (provided such Escrow Shares, if Exchangeable Shares, have been exchanged for shares of GTY Common Stock), less any brokerage fees or other transaction costs reasonably incurred in connection therewith;
(d) the right to receive the Pro Rata Portion of any amounts payable to the Bonfire Holders out of the Purchase Price Escrow Account pursuant to Section 1.6 and Section 1.7 of the Arrangement Agreement and the Purchase Price Escrow Agreement;

(e) the right to receive the Pro Rata Portion of an amount, if any, equal to the Earnout Payment (which shall be calculated and payable in accordance with Exhibit B); and
(f) the right to receive the Pro Rata Portion of any funds payable to the Bonfire Holders out of the Representative Expense Fund in accordance with Section 11.16(f) of the Arrangement Agreement;
(b) The following provisions in Section 3.2 of Exhibit A are hereby amended and restated in their entirety to read:
(4) Simultaneously with (3.1) above, each remaining Bonfire Share issued and outstanding immediately prior to the Effective Time shall be and be deemed to be irrevocably transferred to, (a) in the case of Bonfire Holders that elected to receive Exchangeable Shares under Section 3.3, Exchangeco and (b) in the case of Bonfire Holders that elected to receive shares of GTY Common Stock under Section 3.3, Callco, in each case free and clear of all Security Interests, in exchange for the payment by Exchangeco or Callco, as applicable, to such Bonfire Holder of the remaining Individual Arrangement Consideration due to such Bonfire Holder, less any applicable Taxes required to be withheld under applicable Law. All Exchangeable Shares deliverable under this Section 3.2 shall be delivered by Exchangeco and all shares of GTY Common Stock deliverable under this Section 3.2 shall be delivered by Callco.
(7) Upon the transfer of all Bonfire Shares pursuant to (3.1) and (4) above:
(a) each holder of such Bonfire Shares shall cease to be the holder of such Bonfire Shares and to have any rights as holders of such Bonfire Shares other than the right to receive the Individual Arrangement Consideration pursuant to Section 3.2(4);
(b) such holder’s name shall be removed from the applicable securities register of Bonfire Shares; and
(c) upon the completion of the transfer of all Bonfire Shares pursuant to (3.1), (4) and (6) above, as applicable, Exchangeco will be the legal and beneficial owner of all of the Bonfire Shares.
(c) The following defined terms are hereby added in their entirety to read:
(64.1) “Pre-Closing Reorganization” has the meaning provided in the Arrangement Agreement;
(67.1) “Reorganization Participant” means a Bonfire Holder who is a resident of Canada and who has submitted a declaration of interest to the Company in writing prior to that date that is five (5) Business Days prior to the Closing Date stating (i) that such Bonfire Holder wishes to engage in the Pre-Closing Reorganization, (ii) the aggregate amount of capital gain that such Bonfire Holder wishes to realize, if any, in connection with the Transaction, and (iii) the class of Bonfire Shares in connection with which such gain, if any, is to be realized;
(67.2) “Reorganization Percentage” means, with respect to each Bonfire Holder that is a Reorganization Participant, the percentage set forth opposite such Bonfire Holder’s name under the heading “Reorganization Percentage” on Exhibit M of the Arrangement Agreement;
(67.3) “Reorganization Share” means the Bonfire Shares of any class held by a Bonfire Holder who is a Reorganization Participant for which the aggregate built-in gain, determined based on the Closing Value of a Bonfire Share and relying on the adjusted cost basis provided by such Bonfire Holder in its declaration of interest is at least equal to the capital gain intended to be realized in connection therewith as set forth in the declaration of interest (such intended gain, divided by two, the “Desired Taxable Capital Gain”);
(67.4) “Reorganization Taxes” means the incremental income tax liability incurred by the Company attributable to the Reorganization Participants’ engagement in the Pre-Closing Reorganization, and calculated as the income tax otherwise payable on business income of the Company in an amount equal to the aggregate increase in the stated capital of the Bonfire Shares as part of the Pre-Closing Reorganization, as such tax is reduced by any non-capital losses or other tax attributes of the Company available for such reduction as of immediately prior to the Effective Date;

(d) The following provisions are hereby added in their entirety to Section 3.2 of Exhibit A to read:
(1.1) If any holder of:
(a) common shares of the Company has delivered a declaration indicating such Bonfire Holder’s intent to participate in the Pre-Closing Reorganization, then all common shares of the Company that are not Reorganization Shares shall be exchanged for an equal number of Class A common shares of the Company;
(b) Seed Series 1 preferred shares of the Company has delivered a declaration indicating such Bonfire Holder’s intent to participate in the Pre-Closing Reorganization, then all Seed Series 1 preferred shares of the Company that are not Reorganization Shares shall be exchanged for an equal number of Series A-1 preferred shares of the Company;
(c) Seed Series 2 preferred shares of the Company has delivered a declaration indicating such Bonfire Holder’s intent to participate in the Pre-Closing Reorganization, then all Seed Series 2 preferred shares of the Company that are not Reorganization Shares shall be exchanged for an equal number of Series A-1 preferred shares of the Company;
(d) Seed Series 3 preferred shares of the Company has delivered a declaration indicating such Bonfire Holder’s intent to participate in the Pre-Closing Reorganization, then all Seed Series 3 preferred shares of the Company that are not Reorganization Shares shall be exchanged for an equal number of Series A-1 preferred shares of the Company;
(e) Seed Series 4 preferred shares of the Company has delivered a declaration indicating such Bonfire Holder’s intent to participate in the Pre-Closing Reorganization, then all Seed Series 4 preferred shares of the Company that are not Reorganization Shares shall be exchanged for an equal number of Series A-1 preferred shares of the Company;
(f) Series A preferred shares of the Company has delivered a declaration indicating such Bonfire Holder’s intent to participate in the Pre-Closing Reorganization, then all Series A preferred shares of the Company that are not Reorganization Shares shall be exchanged for an equal number of Series A-1 preferred shares of the Company.
(1.2) The Company shall increase the stated capital of the Reorganization Shares in several sequential time dated increases (the number and quantum of each such increases to be determined by the Company, acting reasonably) such that the aggregate amount of the stated capital increases is as close as reasonably possible to the sum of the Desired Taxable Capital Gain of all Bonfire Holders based on the declarations of interest received, and the board of directors shall ensure that the deemed dividend arising on the increase of each class or series of Bonfire Shares shall be a “capital dividend” within the meaning of subsection 83(2) of the Income Tax Act (Canada).
(1.3) Once the aggregate amount of the stated capital increases on the Reorganization Shares of any class held by a Bonfire Holder is as close as reasonably possible to the Desired Taxable Capital Gain (as determined by the Company, acting reasonably, relying on the information set forth in the Bonfire Holder’s declaration of interest), such Reorganization Shares shall be automatically converted into Class A common shares (if the Reorganization Shares are common shares) or Series A-1 preferred shares (if the Reorganization Shares are preferred shares) of the Company and will not participate in the following increases of stated capital of the relevant class of Reorganization Shares.(3.1) Each Bonfire Share issued and outstanding immediately prior to the Effective Time that is a Reorganization Share shall be and be deemed to be irrevocably transferred to, (a) in the case of Bonfire Holders that elected to receive Exchangeable Shares under Section 3.3, Exchangeco and (b) in the case of Bonfire Holders that elected to receive shares of GTY Common Stock under Section 3.3, Callco, in each case free and clear of all Security Interests, in exchange for cash consideration equal the Closing Value of a Bonfire Share per Reorganization Share, less any applicable Taxes required to be withheld under applicable Law.

6. Amendment of Exhibit D of the Merger Agreement.   The first sentence of Section 1.1 of Exhibit D to the Merger Agreement is hereby amended and restated in its entirety to read:
“Upon execution hereof, GTY shall deliver to the Escrow Agent (i) the amount of  $100,000 in immediately available funds (the “Purchase Price Escrow Account”) and (ii) the Cash Escrow Amount in immediately available funds plus a number of shares of representing the Escrow Shares (the “Indemnity Escrow Account”, together with the Purchase Price Escrow Account, the “Escrow Accounts”).”
7. Addition of Exhibit M.   Exhibit M shall be attached to the Arrangement Agreement no later than the fifth (5th) Business Day prior to the Closing.
8. Miscellaneous.
(a) From and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Merger Agreement as amended hereby.
(b) Except as specifically set forth above, the Merger Agreement shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.
(c) This Amendment may be executed simultaneously in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment.
(d) Sections 11.5 through 11.16 of the Merger Agreement apply to this Amendment mutatis mutandis.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and deliver this Amendment on the date first written above.
GTY TECHNOLOGY HOLDINGS INC.
By:
/s/ Harry You

Name: Harry You
Title:   President & CFO
1176370 B.C. UNLIMITED LIABILITY COMPANY
By:
/s/ Harry You

Name: Harry You
Title:   President & CFO
1176363 B.C. LTD.
By:
/s/ Harry You

Name: Harry You
Title:   President & CFO
CORRY FLATT, as Bonfire Holders’ Representative
By:
/s/ Corey Flatt

Name: Corey Flatt
Title:   CEO
BONFIRE INTERACTIVE LTD.
By:
/s/ Corey Flatt

Name: Corey Flatt
Title:   CEO